Exhibit 10.1

FIRST AMENDMENT TO ASSIGNMENT AGREEMENT

THIS FIRST AMENDMENT TO ASSIGNMENT AGREEMENT (this “Amendment”), dated June 7, 2019, is entered into by and between Xenetic Biosciences, Inc., a Nevada corporation (“Buyer”), and OPKO PHARMACEUTICALS, LLC (“OPKO”).

RECITALS

WHEREAS, Buyer and OPKO previously entered into that certain Assignment Agreement, dated as of March 1, 2019 (the “Assignment Agreement”);

WHEREAS, pursuant to Section 9.09 of the Assignment Agreement, the Assignment Agreement may be amended, modified or supplemented by an agreement in writing signed by Buyer and OPKO; and

WHEREAS, Buyer and OPKO desire to amend the Assignment Agreement by entering into this Amendment.

NOW, THEREFORE, in consideration of the premises, the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.       Definitions. Capitalized terms used herein and not defined herein shall have the meaning ascribed to such terms as set forth in the Assignment Agreement and all references to Sections shall mean the Sections of the Assignment Agreement unless reference is made to another document.

2.       Amendment to Assignment Agreement. The Assignment Agreement is hereby amended as follows:

(a)       Section 2.02. Section 2.02 is deleted in its entirety and amended and restated as follows:

“Section 2.02 Consideration.

(a) Purchase Price. As consideration for the transactions contemplated herein, Buyer shall pay Two Million Six Hundred Twenty Five Thousand (2,625,000) shares of Buyer Common Stock (the “Purchase Price,” and such shares of Buyer Common Stock, the “Transaction Shares”), regardless of the trading price per share of the Transaction Shares at the time of Closing (subject to the provisions contained in (b) below), One Million Nine Hundred Sixty Eight Thousand Seven Hundred and Fifty (1,968,750) of which shall be issued to Company, and Six Hundred Fifty Six Thousand Two Hundred Fifty (656,250) of which Company designates Buyer to issue directly to Scripps.

(b) Adjustments. Notwithstanding anything contained herein to the contrary, if at any time during the period between the date of this Agreement and the Closing Date, any change in the outstanding shares of Buyer Common Stock shall occur by reason of any reclassification, recapitalization, stock split, reverse split, subdivision or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the number of shares of Buyer Common Stock to be issued pursuant to this Agreement due to any such occurrence described above as the aggregate consideration for the Transaction Shares payable to Company and Scripps pursuant to Section 2.02(a) of this Agreement shall be correspondingly adjusted.”

3.       Assignment Agreement Otherwise Unchanged. Except as expressly provided herein, the Assignment Agreement shall remain unchanged and in full force and effect. Each reference to “this Agreement” or “the Assignment Agreement” and words of similar import in the Assignment Agreement and in the agreements and other documents contemplated by the Assignment Agreement shall be a reference to the Assignment Agreement, as amended hereby, and as the same may be further amended, restated, supplemented and otherwise modified and in effect from time to time.

4.       Ratification. In all respects not inconsistent with this Amendment, Buyer and OPKO hereby ratify and affirm the Assignment Agreement as amended hereby.

5.       Miscellaneous. This Amendment shall be binding upon and inure to the benefit of each party to the Assignment Agreement and its successors and permitted assigns. The interpretation and construction of this Amendment, and all matters relating hereto, shall be governed by the laws of the State of Delaware applicable to agreements executed and to be performed solely within such State and without regard to the conflict of laws rules thereof. The headings in this Amendment are for reference only and shall not affect the meaning or interpretation of this Amendment. This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same instrument. Delivery of an executed counterpart of this Amendment electronically, via email or .pdf, or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first set forth above.

BUYER:

XENETIC BIOSCIENCES, INC.

By: /s/ Jeffrey F. Eisenberg
Name: Jeffrey F. Eisenberg
Title: Chief Executive Officer

OPKO:

OPKO PHARMACEUTICALS, LLC

By: /s/ Steven D. Rubin
Name: Steven D. Rubin
Title: Executive Vice President

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